Exhibit 99.1

ALPHA COGNITION INC.

c/o 1200 – 750 West Pender Street

Vancouver, BC V6C 2T8

MANAGEMENT INFORMATION CIRCULAR

as at August 21, 2024

This management information circular (“Information Circular”) is furnished in connection with the solicitation of proxies by management of Alpha Cognition Inc. (the “Company”) for use at the annual general meeting (the “Meeting”) of holders of common shares, Class A restricted voting shares and Class B Series A preferred shares of the Company (collectively, the “Shareholders”) to be held on Friday, September 27, 2024, and any adjournment thereof, for the purposes set forth in the attached notice of Meeting. Except where otherwise indicated, the information contained herein is stated as of August 21, 2024.

In this Information Circular, references to the “Company” and “we” refer to Alpha Cognition Inc. “Common Shares” means common shares without par value in the capital of the Company. “Restricted Shares” means the Class A restricted voting shares without par value in the capital of the Company. “Preferred Shares” means the Class B Series A preferred shares without par value in the capital of the Company. Common Shares, Restricted Shares and Preferred Shares are referred to collectively as “Shares”. “Registered Shareholders” means Shareholders whose names appear on the records of the Company as the registered holders of Common Shares, Restricted Shares or Preferred Shares. “Non-Registered Shareholders” means Shareholders who do not hold Common Shares in their own name. “Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Non-Registered Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail or email, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. The Company will bear all costs of this solicitation. We have arranged to send meeting materials directly to Registered Shareholders, as well as Non-Registered Shareholders who have consented to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (non-objecting beneficial owners). We have not arranged for Intermediaries to forward the meeting materials to Non-Registered Shareholders who have objected to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (objecting beneficial owners) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). As a result, objecting beneficial owners will not receive the Information Circular and associated meeting materials unless their Intermediary assumes the costs of delivery.

Appointment and Revocation of Proxies

The individuals named in the accompanying form of proxy (the “Proxy”) are officers or directors of the Company, or solicitors for the Company. If you are a Registered Shareholder, you have the right to attend the Meeting or vote by proxy and to appoint a person or company other than the person designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of Proxy.

If you are a Registered Shareholder you may wish to vote by proxy whether or not you are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed form of proxy and returning it to the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions on the Proxy.

In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Registered Shareholders electing to submit a Proxy may do so by:

(i)	Internet: Vote online at www.investorvote.com using the Proxy Control Number found in the enclosed Proxy;

(ii)	Mail: Completing, dating and signing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare, by fax within North America at 1-866-249-7775, or by mail or hand delivery at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Canada; or

(iii)	Telephone: Using a touch-tone phone to transmit voting choices to the toll-free number given in the Proxy. Registered Shareholders who choose this option must follow the instructions of the voice response system and refer to the enclosed Proxy for the toll-free number, the holder’s account number and the Proxy Control Number.

Every Proxy may be revoked by an instrument in writing:

(i)	executed by the Registered Shareholder or by his/her attorney authorized in writing or, where the Registered Shareholder is a company, by a duly authorized officer or attorney of the company; and

(ii)	delivered either to the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, at which the Proxy is to be used, or to the chairman of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner provided by law.

Only Registered Shareholders have the right to revoke a Proxy. Non-Registered Shareholders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf. If you are a Non-Registered Shareholder, see “Voting by Non-Registered Shareholders” below for further information on how to vote your Common Shares.

Exercise of Discretion by Proxyholder

If you vote by proxy, the persons named in the Proxy (the “Proxyholder”) will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(i)	each matter or group of matters identified therein for which a choice is not specified,

(ii)	any amendment to or variation of any matter identified therein,

(iii)	any other matter that properly comes before the Meeting, and

(iv)	the exercise of discretion of the Proxyholder.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter. Management is not currently aware of any other matters that could come before the Meeting.

Voting by Non-Registered Shareholders

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Non-Registered Shareholders should note that the only Proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders.

If Common Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s Intermediary or an agent of that Intermediary. In the United States, the vast majority of such Common Shares are registered under the name of Cede & Co. (the registration name for the Depository Trust Company, which acts as nominee for many U.S. brokerage firms), and in Canada, under the name of CDS & Co. (the registration name for the Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

If you have consented to disclosure of your ownership information, you will receive a request for voting instructions from the Company (through Computershare). If you have declined to disclose your ownership information, you may receive a request for voting instructions from your Intermediary if they have assumed the cost of delivering the Information Circular and associated meeting materials. Every Intermediary has its own mailing procedures and provides its own return instructions to clients. However, most Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United States and in Canada.

If you are a Non-Registered Shareholder, you should carefully follow the instructions on the voting instruction form received from Computershare or Broadridge in order to ensure that your Common Shares are voted at the Meeting. The voting instruction form supplied to you will be similar to the Proxy provided to the Registered Shareholders by the Company. However, its purpose is limited to instructing the Intermediary on how to vote on your behalf.

The voting instruction form sent by Computershare or Broadridge will name the same persons as the Company’s proxy to represent you at the Meeting. Although as a Non-Registered Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your Intermediary, you, or a person designated by you (who need not be a Shareholder), may attend at the Meeting as Proxyholder for your Intermediary and vote your Common Shares in that capacity. To exercise this right to attend the meeting or appoint a Proxyholder of your own choosing, you should insert your own name or the name of the desired representative in the blank space provided in the voting instruction form. Alternatively, you may provide other written instructions requesting that you or your desired representative attend the Meeting as Proxyholder for your Intermediary. The completed voting instruction form or other written instructions must then be returned in accordance with the instructions on the form.

If you receive a voting instruction form from Computershare or Broadridge, you cannot use it to vote Common Shares directly at the Meeting – the voting instruction form must be completed as described above and returned in accordance with its instructions well in advance of the Meeting in order to have the Common Shares voted.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no person or company has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors. For the purpose of this paragraph, “person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last financial year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person or company included in subparagraph (a) or (b) above.

RECORD DATE AND QUORUM

The board of directors (the “Board”) of the Company has fixed the record date for the Meeting as the close of business on August 21, 2024 (the “Record Date”). Shareholders of record as at the Record Date are entitled to receive notice of the Meeting and to vote their Shares at the Meeting, except to the extent that any such Shareholder transfers any Shares after the Record Date and the transferee of those Shares establishes that the transferee owns the Shares and demands, not less than ten (10) days before the Meeting, that the transferee’s name be included in the list of Shareholders entitled to vote at the Meeting, in which case, only such transferee shall be entitled to vote such Shares at the Meeting.

Pursuant to the quorum policy adopted by the directors of the Company, the quorum for the transaction of business at a meeting of Shareholders is two or more persons who are, or who represent by proxy, shareholders who in the aggregate hold at least 33 1/3% of the Shares entitled to be voted at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, an unlimited number of Restricted Shares, and an unlimited number of Preferred Shares. As at the Record Date, there were 150,855,536 Common Shares issued and outstanding, no Restricted Shares issued and outstanding, and 7,916,380 Preferred Shares issued and outstanding.

Pursuant to the Company’s Articles, the outstanding voting shares of the Company have the following rights:

▪	The holders of the Common Shares are entitled to notice of, to attend, and to vote at all meetings of the Company’s Shareholders.

▪	The holders of the Restricted Shares are entitled to receive notice of and attend all meetings of the Shareholders of the Company and are entitled to vote at meetings of the holders of Common Shares, except those holders of Restricted Shares are not entitled to vote for the election or removal of directors of the Company. As at the Record Date, there were no Restricted Shares issued and outstanding.

▪	The holders of the Preferred Shares will be entitled to receive notice of and attend all meetings of the Shareholders of the Company and will be entitled to vote at meetings of the holders of Common Shares. The holders of Preferred Shares will vote together with holders of Common Shares and Restricted Shares as a single class.

Principal Holders

To the knowledge of the directors and executive officers of the Company, as of the date of this Information Circular, there are no Shareholders who beneficially own, directly or indirectly, or exercise control or direction over, Shares of the Company carrying more than 10% of the voting rights attached to all of the issued and outstanding Shares of the Company, other than as set forth below:

Name of Shareholder	Number of Voting Securities Beneficially Owned or Controlled, Directly or Indirectly	Percentage of Class of Outstanding Voting Securities
Len Mertz	1,500,380 Preferred Shares	18.95%
Kenneth Cawkell	2,000,000 Preferred Shares	25.26%
Phillip Mertz	1,104,000 Preferred Shares	13.95%

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Company’s directors, the only matters to be placed before the Meeting are those set forth in the accompanying notice of Meeting and more particularly discussed below.

Presentation of Financial Statements

The annual financial statements of the Company for the financial year ended December 31, 2023, together with the auditor’s reports thereon, will be placed before the Meeting. The Company’s financial statements are available on the System of Electronic Document Analysis and Retrieval+ (SEDAR+) website at www.sedarplus.com and the Company’s website at www.alphacognition.com.

Fixing the Number of Directors and Election of Directors

The Company proposes to fix the number of directors of the Company at six (6) and to nominate the persons named in the following table for election as directors of the Company. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated.

Pursuant to the advance notice provisions contained in the Company’s Articles (the “Advance Notice Provisions”), the Board has determined that notice of nominations of persons for election to the Board at the Meeting must be made following the requirements of such Advance Notice Provisions. As of the Record Date, the Company has not received notice of a nomination in compliance with the Articles and, subject to the timely receipt of any such nomination, any nominations other than nominations by or at the direction of the Board or an authorized officer of the Company will be disregarded at the Meeting.

The following table sets out the names of the management nominees for election as directors, the province or state in which each is ordinarily resident, a brief biography of each, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company, and the number of Shares of the Company beneficially owned by each of them, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

Only holders of Common Shares and Preferred Shares are entitled to vote on the election of directors at the Meeting, holders of Restricted Shares are not entitled to vote on the election or removal of directors of the Company.

Name, Residence and Present Position within the Company	Director Since	Number of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Discretion is Exercised(1)(2)	Principal Occupation for the Past Five Years(1)
Michael McFadden Texas, United States CEO and Director	March 28, 2022	288,348 Common Shares	Mr. McFadden’s principal occupation is acting as the CEO of the Company. Prior to this he was Chief Commercial Officer (CCO) for MPower Health, and Chief Commercial Officer at Urovant Sciences (Nasdaq: UROV).
Kenneth Cawkell British Columbia, Canada Corporate Secretary and Director	March 18, 2021	5,461,899 Common Shares 2,000,000 Preferred Shares	Mr. Cawkell co-founded Cawkell Brodie LLP, a Vancouver based law firm, where he acted as managing partner from 1987 to 2022. Mr. Cawkell is a founder and CEO of Neurodyn Life Sciences Inc., a private biotech company focused on developing natural based products to promote healthy ageing. Mr. Cawkell is also a founder of Alpha Cognition Inc.
Rajeev ‘Rob’ Bakshi(3)(4) British Columbia, Canada Director	November 15, 2017	296,079 Common Shares	Mr. Bakshi has been the CEO of Active Witness Corp. from 2018 to present.
Len Mertz(3)(5) Texas, United States Chairman and Director	March 18, 2021	5,588,134 Common Shares 1,500,380 Preferred Shares	Mr. Mertz is Chairman of Shannon West Texas Memorial Hospital and a cofounder of Mayne & Mertz, Inc. an oil & gas exploration company. Mr. Mertz is also on the board of the First National Bank of Mertzon.
John Havens(3)(5) Texas, United States Director	March 18, 2021	7,030,988 Common Shares	Mr. Havens is the President of Seismic Exchange, Inc. Mr. Havens also serves as Vice Chairman/Board Member of the Houston Astros.
Phillip Mertz(4) Virginia, United States Director	March 18, 2021	1,569,826 Common Shares 1,104,000 Preferred Shares	Mr. Mertz is the President of Cenizas Labs, a software and electronics development company, and is a partner in Mertz Holdings. Mr. Mertz is also a cofounder of Secure Open Solutions, a cybersecurity and compliance management company. Previously Mr. Mertz led business development for CNG Energy, and worked as a management consultant with Touchstone Consulting Group.

Notes:

(1)	The information as to principal occupation, business or employment, and Shares beneficially owned or controlled is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Unless otherwise stated above, any nominees named above not elected at the last annual general meeting have held the principal occupation or employment indicated for at least the five preceding years.
(2)	The information in this table does not include convertible securities, such as options or warrants that may be held by such persons.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Governance and Nominating Committee.

Unless instructions are given to abstain from voting with respect to the election of directors, the persons named in the enclosed form of proxy intend to vote “FOR” the election of the nominees named in the table above. Management of the Company has no reason to believe that any of such persons will be unable to serve as a director, but if that should occur for any reason prior to the election, the persons named in the enclosed form of proxy reserve the right to vote for another nominee of their choice.

Other than as disclosed below, to the knowledge of the Company, no proposed director of the Company:

(a)	is, as at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(i)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)	is, as at the date of this Information Circular, or has been within 10 years before the date of this Information Circular, a director or executive officer of any company (including the Company) that, while that person was acting in the that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)	has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director or executive officer;

(d)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(e)	has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

For the purposes of section (a) above, “order” means:

(i)	a cease trade order;

(ii)	an order similar to a cease trade order; or

(iii)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for more than 30 consecutive days.

Mr. Cawkell is a former director of Centurion Minerals Ltd. (“Centurion”). Centurion was subject to a cease trade order (the “CTO”) issued by the British Columbia Securities Commission on December 5, 2017, for failure to file its audited annual financial statements for the year ended July 31, 2017. Subsequently, Centurion dismissed its auditor on February 13, 2018, as its board of directors lost confidence in the former auditors’ ability to complete the audit in a timely fashion, if at all. Centurion engaged a new auditor to complete the audit and filed its audited annual financial statements for the year ended July 31, 2017 on March 1, 2018, and its first quarter on March 13, 2018. The CTO was revoked on May 3, 2018.

Appointment of Auditor

At the Meeting, Shareholders will be asked to approve the re-appointment of Manning Elliott LLP, Chartered Professional Accountants (“Manning Elliott”) as auditor of the Company to hold office until the next annual general meeting of Shareholders, or until its successor has been appointed, and to authorize the Board to fix the remuneration of the auditor. Manning Elliott was appointed as the Company’s auditor on April 16, 2018. On the representations of the said accountants, neither that firm nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Shareholders will be asked at the Meeting to approve, with or without variation, the following ordinary resolution:

“BE IT RESOLVED THAT:

Manning Elliott LLP, Chartered Professional Accountants, be appointed as auditor of the Company, at a remuneration to be fixed by the board of directors, provided that the board of directors in their discretion may seek proposals from other qualified accounting firms for the position of auditor of the Company for the ensuing year, and, should one or more favorable proposals be received, the Directors may replace Manning Elliott LLP as the Company’s auditor at any time during the ensuing year with a qualified accounting firm at a remuneration to be fixed by the board of directors, subject to compliance by the Company with the requirements of the British Columbia Securities Commission.”

The management designees, if named as proxy, intend to vote the Common Shares represented by any such Proxy FOR the appointment of Manning Elliott as auditors of the Company, at a remuneration to be fixed by the Board, unless a Shareholder has specified in his or her Proxy that his or her Shares are to be withheld from voting on the appointment of auditors.

Approval of Amendment to the Company’s Articles

At the Meeting, Shareholders will be asked to approve an ordinary resolution to amend the Company’s articles (the “Articles”) to increase the quorum requirement for meetings of Shareholders from 5% of the issued and outstanding Shares to 33 1/3% of the issued and outstanding Shares.

The amendment to the Company’s Articles to increase the quorum requirement to 33 1/3% is required in connection with the proposed listing of the Common Shares on the Nasdaq Capital Market in compliance with Nasdaq Marketplace Rule 5620(c).

Shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, an ordinary resolution as follows:

“BE IT RESOLVED that:

(a)	Section 11.3 the Articles of the Company be removed in its entirety and replaced by the following:

“Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two or more persons who are, or who represent by proxy, shareholders who in the aggregate hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.”

(b)	the Company be authorized to revoke this resolution and abandon or terminate the alteration of the Articles if the Board deems it appropriate and in the best interest of the Company to do so without further confirmation, ratification or approval of the shareholders of the Company; and

(c)	any one director or officer of the Company be and is hereby authorized and directed to do all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, documents, instruments and assurances as they may deem necessary or desirable to give effect to the foregoing resolutions.”

Proxies received in favour of management will be voted in favour of the approval of the foregoing resolution, unless the Shareholder has specified in their Proxy that their Shares are to be voted against such resolution.

OTHER BUSINESS

As of the date of this Information Circular, the management of the Company knows of no other matters to be acted upon at the Meeting. However, should any other matters properly come before the Meeting, the Shares represented by the Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the Shares represented by the Proxy.

For the purposes of this Information Circular, “Named Executive Officer” or “NEO” means:

(a)	the Company’s CEO;

(b)	the Company’s CFO;

(c)	each of the Company’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and

(d)	each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

As at December 31, 2023, the end of the most recently completed financial period of the Company, the Company had three (3) NEOs, whose names and positions held within the Company are set out in the summary compensation table below.

An NEO or director of the Company is not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly by the NEO or director.

Director and Named Executive Officer Compensation

The following table is a summary of compensation awarded to, earned by, paid to, or payable to the NEO and directors of the Company for the two most recently completed financial years.

Table of compensation excluding compensation securities
Name and position	Year Ended December 31	Salary, consulting fee, retainer or commission (US$)	Bonus (US$)	Committee or meeting fees (US$)	Value of perquisites (US$)	Value of all other compensation (US$)	Total compensation (US$)
Michael McFadden(1) CEO and Director	2023	500,000(1)	125,000	Nil	Nil	30,186(3)	655,186
	2022	500,000(2)	Nil	Nil	Nil	28,551(3)	528,551
Donald Kalkofen(4) CFO	2023	420,000(5)	76,364	Nil	Nil	49,735(3)	546,099
	2022	305,455(5)	Nil	Nil	Nil	16,350(3)	321,805
Kenneth Cawkell(6) Corporate Secretary and Director	2023	97,230	Nil	Nil	Nil	Nil	97,230
	2022	230,063	Nil	Nil	Nil	Nil	230,063
Lauren D’Angelo Chief Operating Officer	2023	410,099	89,928	Nil	Nil	30,186(3)	530,213
	2022	359,712(7)	Nil	Nil	Nil	25,551(3)	385,263
Len Mertz Chairman and Director	2023	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil
John Havens Director	2023	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil
Phillip Mertz Director	2023	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil
Rob Bakshi Director	2023	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil
Jeremy Wright(8) Former CFO	2023	n/a	n/a	n/a	n/a	n/a	n/a
	2022	140,409	Nil	Nil	Nil	Nil	140,409
Denis Kay(9) Former Chief Scientific Officer	2023	n/a	n/a	n/a	n/a	n/a	n/a
	2022	180,000	Nil	Nil	Nil	Nil	180,000
Cedric O’Gorman(10) Former Chief Medical Officer	2023	8,333	Nil	Nil	Nil	1,847	10,180
	2022	400,000	Nil	Nil	Nil	21,623(3)	421,623

Notes:

(1)	Mr. McFadden was appointed as CEO of the Company effective as of April 12, 2021 and as a director of the Company effective as of March 28, 2022. Mr. McFadden received compensation for acting as the CEO of the Company.
(2)	Includes $72,917 in deferred compensation paid February 16, 2023.
(3)	Healthcare benefit.
(4)	Mr. Kalkofen was appointed as CFO of the Company effective as of April 11, 2022. Mr. Kalkofen received compensation for acting as the CFO of the Company.
(5)	Includes $61,250 in deferred compensation paid February 16, 2023.
(6)	Mr. Cawkell was appointed as a director of the Company effective as of March 18, 2021. Mr. Cawkell received compensation for acting as the Corporate Secretary of the Company.
(7)	Includes $46,840 in deferred compensation paid February 16, 2023.
(8)	Mr. Wright was appointed as the part-time CFO of the Company on August 5, 2020 and became the full-time CFO on October 5, 2020. Mr. Wright ceased to act as CFO and NEO of the Company effective as of April 11, 2022.
(9)	Mr. Kay was appointed as the Chief Scientific Officer effective as of March 18, 2021. Mr. Kay ceased to act as Chief Scientific Officer and NEO of the Company effective as of July 19, 2022.
(10)	Mr. O’Gorman was appointed as the Chief Medical Officer effective as of November 30, 2021. Mr. O’Gorman ceased to act as Chief Medical Officer of the Company effective as of January 1, 2023, following his departure he is no longer an NEO.

Stock Options and Other Compensation Securities

The following table discloses all compensation securities granted or issued to each director and NEO by the Company in the most recently completed financial year for services provided or to be provided, directly or indirectly, to the Company, and outstanding compensation securities held by each director and NEO.

Compensation Securities
Name and position	Type of compensation security	Number of compensation securities, number of underlying securities and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry Date
Michael McFadden(1) CEO and Director	Options	2,000,000(2)(13)	January 18, 2023	$0.28	$0.28	$0.66	August 3, 2031
	Options	6,000,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Donald Kalkofen(4) CFO	Options	450,000(5)(14)	January 18, 2023	$0.28	$0.28	$0.66	April 11, 2032
	Options	4,250,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Kenneth Cawkell(6) Corporate Secretary and Director	Options	330,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Lauren D’Angelo(7) Chief Operating Officer	Options	150,000(5)(15)	January 18, 2023	$0.28	$0.28	$0.66	February 14, 2032
	Options	600,000(2)(15)	January 18, 2023	$0.28	$0.28	$0.66	August 3, 2031
	Options	3,950,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Len Mertz(8) Chairman and Director	Options	100,000(2)(16)	January 18, 2023	$0.28	$0.28	$0.66	May 31, 2032
	Options	300,000(9)(16)	January 18, 2023	$0.28	$0.28	$0.66	December 20, 2031
	Options	500,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
John Havens(10) Director	Options	100,000(2)(17)	January 18, 2023	$0.28	$0.28	$0.66	May 31, 2032
	Options	240,000(9)(17)	January 18, 2023	$0.28	$0.28	$0.66	December 20, 2031
	Options	400,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Phillip Mertz(11) Director	Options	100,000(2)(18)	January 18, 2023	$0.28	$0.28	$0.66	May 31, 2032
	Options	200,000(9)(18)	January 18, 2023	$0.28	$0.28	$0.66	December 20, 2031
	Options	330,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033
Rob Bakshi(12) Director	Options	100,000(2)(19)	January 18, 2023	$0.28	$0.28	$0.66	May 31, 2032
	Options	200,000(9)(19)	January 18, 2023	$0.28	$0.28	$0.66	December 20, 2031
	Options	330,000(3)	June 8, 2023	$0.22	$0.245	$0.66	June 8, 2033

Notes:

(1)	Mr. McFadden held a total of 8,000,000 compensation securities as of the last day of the most recently completed financial year, of which 3,120,658 options have vested. Mr. McFadden has also earned 1,639,148 of the total available 8,195,740 bonus rights.

(2)	Options vest equally over 18 months, commencing on January 31, 2023.
(3)	12.5% of the total number of options granted will vest immediately on the grant date with the remaining balance of the number of options vesting monthly over the following 32 months, with first full vesting June 30, 2023 and final vesting January 30, 2026.
(4)	Mr. Kalkofen held a total of 4,448,899 compensation securities as of the last day of the most recently completed financial year, of which 1,299,876 options have vested.
(5)	Options vest equally over 24 months, commencing on January 31, 2023.
(6)	Mr. Cawkell held a total of 3,821,057 compensation securities as of the last day of the most recently completed financial year (comprised of 330,000 options and 3,491,057 Performance Shares), of which 104,415 options and 3,491,057 Performance Shares have vested.
(7)	Ms. D’Angelo held a total of 4,7000,000 compensation securities as of the last day of the most recently completed financial year, of which 1,685,223 options have vested. Ms. D’Angelo has also earned 737,616 of the total available 746,005 bonus rights.
(8)	Mr. L. Mertz held a total of 900,000 compensation securities as of the last day of the most recently completed financial year, of which 519,314 options have vested.
(9)	Options vest equally over 8 months, commencing on January 31, 2023.
(10)	Mr. Havens held a total of 740,000 compensation securities as of the last day of the most recently completed financial year, of which 427,674 options have vested.
(11)	Mr. P. Mertz held a total of 630,000 compensation securities as of the last day of the most recently completed financial year, of which 365,526 options have vested.
(12)	Mr. Bakshi held a total of 630,000 compensation securities as of the last day of the most recently completed financial year, of which 365,526 options have vested.
(13)	In January 2023, the Company canceled 2,000,000 outstanding stock options with an exercise price of CAD$0.90 and issued 2,000,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(14)	In January 2023, the Company canceled 450,000 outstanding stock options with an exercise price of CAD$0.93 and issued 450,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(15)	In January 2023, the Company canceled 600,000 outstanding stock options with an exercise price of CAD$0.90 and issued 600,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged. In addition, in January 2023, the Company canceled 150,000 outstanding stock options with an exercise price of CAD$1.05 and issued 150,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(16)	In January 2023, the Company canceled 100,000 outstanding stock options with an exercise price of CAD$0.64 and issued 100,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged. In addition, in January 2023, the Company canceled 150,000 outstanding stock options with an exercise price of CAD$1.12 and issued 150,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(17)	In January 2023, the Company canceled 100,000 outstanding stock options with an exercise price of CAD$0.64 and issued 100,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged. In addition, in January 2023, the Company canceled 240,000 outstanding stock options with an exercise price of CAD$1.12 and issued 240,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(18)	In January 2023, the Company canceled 100,000 outstanding stock options with an exercise price of CAD$0.64 and issued 100,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged. In addition, in January 2023, the Company canceled 200,000 outstanding stock options with an exercise price of CAD$1.12 and issued 200,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.
(19)	In January 2023, the Company canceled 100,000 outstanding stock options with an exercise price of CAD$0.64 and issued 100,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged. In addition, in January 2023, the Company canceled 200,000 outstanding stock options with an exercise price of CAD$1.12 and issued 200,000 new options with an exercise price of CAD$0.28 with new vesting terms of equal monthly instalments until July 31, 2024. The expiry dates remained unchanged.

The following table discloses compensation securities exercised by directors or NEOs during the Company’s most recently completed financial year.

Exercise of Compensation Securities by Directors and NEOs
Name and position	Type of compensation security	Number of underlying securities exercised	Exercise price per security ($)	Date of exercise	Closing price per security on date of grant ($)	Difference between exercise price and closing price on date of exercise ($)	Total value on exercise date ($)
Donald Kalkofen CFO	Options	251,101	$0.22	December 19, 2023	$0.62	$0.40	$100,440.40

Stock option plans and other incentive plans

The Company currently has three forms of incentive plans for its directors, officers, employees and consultants, being: (i) option-based awards pursuant to the Company’s 2023 stock option plan (the “2023 Plan”); (ii) non-equity based awards in the form of cash bonuses, pursuant to the Company’s cash bonus policy (the “Cash Bonus Policy”); and (iii) cash-settled share-based payment awards pursuant to the Company’s bonus rights plan (the “Bonus Rights Plan”).

The Company also has two incentive plans that are closed to new grants, as described below, being: (i) option-based awards pursuant to the legacy compensation plan (the “Legacy Compensation Plan”); and option-based awards pursuant to the 2022 stock option plan (the “2022 Plan”).

2023 Stock Option Plan

The purpose of the 2023 Plan is to provide an incentive to directors, senior officers, employees or consultants of the Company or any of its subsidiaries, to acquire a proprietary interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company.

The following summary of the material terms of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the 2023 Plan.

Eligible Participants. Options may be granted under the 2023 Plan to directors and senior officers of the Company or its subsidiaries, management company employees (collectively, the “Directors”), employees of the Company or its subsidiaries (collectively, the “Employees”) or consultants of the Company, its subsidiaries, or its subsidiaries of subsidiaries (collectively, the “Consultants”). The Board, in its discretion, determines which of the Directors, Employees or Consultants will be awarded options under the 2023 Plan.

Number of Shares Reserved. The number of Common Shares which may be issued pursuant to options granted under the 2023 Plan may not exceed 20% of the issued and outstanding Common Shares and Restricted Shares at the date of granting of options. Options that are exercised, cancelled or expire prior to exercise continue to be issuable under the 2023 Plan.

Exercise Price. The exercise price of options granted under the 2023 Plan will be determined by the Board at the time of grant, subject to the following:

(a)	if the Common Shares are listed on the Canadian Securities Exchange (the “CSE”), the exercise price will not be lower than the greater of the last closing price for the Common Shares as quoted on the CSE: (i) on the trading day prior to the date of grant; and (ii) the date of grant; or

(b)	if the Common Shares are not listed on a stock exchange, the price will be determined solely by the Board.

Term of Options. Subject to the termination and change of control provisions noted below, the term of any options granted under the 2023 Plan is determined by the Board and may not exceed ten (10) years from the date of grant.

Vesting. All options granted pursuant to the 2023 Plan will be subject to such vesting requirements as may be imposed by the Board. In the event of a Change of Control, as defined in the 2023 Plan, all unvested options will vest immediately.

Termination. Any options granted pursuant to the 2023 Plan will terminate upon the earliest of:

(a)	the end of the term of the option;

(b)	on the date the holder ceases to be eligible to hold the option (the “Cessation Date”), if the Cessation Date is as a result of dismissal for cause;

(c)	one year from the date of death or disability, if the Cessation Date is as a result of death or disability;

(d)	90 days from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause; or

(e)	on such other date as fixed by the Board, provided that the date is no more than one year from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause.

Exercise of Options. The exercise price of an option must be paid in cash, other than as described below as determined by the Board:

(a)	Cashless Exercise (“Cashless Exercise”). The Company may make an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to an optionee to purchase the Common Shares issuable upon exercise of their options. The brokerage firm then sells a sufficient number of Common Shares to cover the exercise price of the options in order to repay the loan made to the optionee. The brokerage firm receives an equivalent number of Common Shares from the exercise of the options and the optionee then receives the balance of the Common Shares or the cash proceeds from the balance of such Common Shares.

(b)	Net Exercise (“Net Exercise”). The Company may accept the exercise of options without the optionee making any cash payment so the Company does not receive any cash from the exercise of the subject options, and instead the optionee receives only the number of Common Shares that is the equal to the quotient obtained by dividing:

(i)	the product of the number of options being exercised multiplied by the difference between the volume weighted average price (“VWAP”) of the Common Shares and the exercise price of the options; by

(ii)	the VWAP of the Common Shares.

In the event of a Cashless Exercise or Net Exercise, the number of Options exercised, surrendered or converted, and not the number of Common Shares actually issued by the Company, must be included in calculating the limits set forth in Section 5(a) of the 2023 Plan.

The Plan also contains provisions permitting the Company to issue options that qualify as “Incentive Stock Options” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

2022 Stock Option Plan

The 2022 Plan was previously adopted by the board and approved by shareholders on July 19, 2022, and pursuant to which incentive stock options were granted to certain Directors, Employees and Consultants (the “2022 Options”). In connection with listing of the Common Shares on the CSE, the Company adopted the 2023 Plan, subject to Shareholder approval, and determined that the 2022 Plan be closed to new grants. The outstanding 2022 Options issued prior to the adoption of the 2023 Plan are not included in the maximum number of stock options available for grant pursuant to the 2023 Plan and are not subject to the terms of the 2023 Plan, and such outstanding 2022 Options will continue to be governed by the 2022 Plan.

The following is a summary of the material terms of the 2022 Plan:

Eligible Participants. Options were granted pursuant to the 2022 Plan to certain Directors, Employees and Consultants. The Board, in its discretion, determined which of the Directors, Employees or Consultants were awarded 2022 Options under the 2022 Plan.

Number of Shares Reserved. The number of Common Shares which may be issued pursuant to options granted under the 2022 Plan may not exceed 10% of the issued and outstanding Common Shares and Restricted Shares at the date of granting of 2022 Options.

Limitations. Under the 2022 Plan, the aggregate number of options granted to any one person (including companies wholly-owned by that person) in a 12-month period must not exceed 5% of the issued and outstanding Common Shares and Restricted Shares of the Company, calculated on the date the option is granted. The aggregate number of options granted to any one Consultant in a 12-month period must not exceed 2% of the issued and outstanding Common Shares and Restricted Shares of the Company, calculated at the date the option is granted. The aggregate number of options granted to all persons retained to provide investor relations services to the Company (including Consultants and Employees or directors or officers whose role and duties primarily consist of providing investor relations services) must not exceed 2% of the issued and outstanding Common Shares and Restricted Shares of the Company in any 12-month period, calculated at the date an option is granted to any such person. Disinterested shareholder approval was required for any grant of options which would result in the number of options granted to Insiders (as defined in the Securities Act (British Columbia)) as a group at any point in time or within a 12 month period exceeding 10% of the issued and outstanding Common Shares and Restricted Shares of the Company.

Exercise Price. The exercise price of options granted under the 2022 Plan was determined by the Board, in accordance with the policies of the TSX Venture Exchange. The exercise price of 2022 Options granted to Insiders may not be decreased without disinterested Shareholder approval at the time of the proposed amendment.

Term of Options. Subject to the termination and change of control provisions noted below, the term of any 2022 Options were determined by the Board and may not exceed ten (10) years from the date of grant. Disinterested Shareholder approval will be required for any extension to 2022 Options granted to individuals that are Insiders at the time of the proposed amendment.

Vesting. All 2022 Options are subject to such vesting requirements as may be prescribed by the policies of the TSX Venture Exchange, if applicable, or as may be imposed by the Board. 2022 Options issued to persons retained to provide investor relations activities must vest in stages over 12 months with no more than one-quarter of the options vesting in any three month period. In the event of a Change of Control, as defined in the 2022 Plan, all unvested 2022 Options will vest immediately.

Dividend entitlement. The 2022 Plan does not include any dividend entitlement to participants. If participants were entitled to receive options in lieu of dividends declared by the Company, and if the Company did not have sufficient unallocated options available to satisfy the obligation, then the Company may settle those entitlements with cash.

Termination. Any 2022 Options granted pursuant to the 2022 Plan will terminate upon the earliest of:

(a)	the end of the term of the 2022 Option;

(b)	on the Cessation Date, if the Cessation Date is as a result of dismissal for cause;

(c)	one year from the date of death or disability, if the Cessation Date is as a result of death or disability;

(d)	90 days from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause; or

(e)	on such other date as fixed by the Board, provided that the date is no more than one year from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause.

Exercise of 2022 Options. The exercise price of an option must be paid in cash, other than as described below as determined by the Board:

(a)	Cashless Exercise (as defined under the heading “Approval of 2023 Stock Option Plan” above); or

(b)	Net Exercise (as defined under the heading “Approval of 2023 Stock Option Plan” above).

In the event of a Cashless Exercise or Net Exercise, the number of 2022 Options exercised, surrendered or converted, and not the number of Common Shares actually issued by the Company, must be included in calculating the limits set forth in Section 5(a) and Sections 6(f)(i)-(iii) of the 2022 Plan.

The 2022 Plan also contains provisions permitting the Company to issue 2022 Options that qualify as “Incentive Stock Options” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

Cash Bonus Policy

The Company maintains a bonus plan. The Board and the Compensation Committee administer the Cash Bonus Policy and may grant discretionary cash bonuses to eligible participants.

Bonus Rights Plan

The Company implemented its Bonus Rights Plan as a cash incentive program that is formula-based and measured against pre-determined performance targets, including financial and individual performance measures. The Board administers the Bonus Rights Plan and may grant bonus rights to eligible participants. The grant is conditional on the eligible participant executing a grant agreement (a “Grant Agreement”) and such ancillary documents as the Board may determine to be appropriate. Each Grant Agreement evidencing an award of bonus rights will set forth: (i) the grant date; (ii) the number of bonus rights; (iii) the grant price; (iv) any vesting conditions and vesting dates; (vi) the applicable settlement date; and (vii) the applicable expiry date, and may specify such other terms and conditions consistent with the terms of the Bonus Rights Plan as the Board determines. In all cases, bonus rights will be in addition to, and not in substitution for or in lieu of, ordinary salary and wages payable to a participant in respect of his or her services to the Company.

These bonus rights are cash-settled share-based payment awards recognized over the vesting period and are revalued at each reporting date with the amount recognized included in management fees and salaries on the Company’s consolidated statement of loss and comprehensive loss.

On the settlement date (as specified in the Grant Agreement and which may not be later than the expiry date) the participant will receive, with respect to each vested bonus right, an amount (the “Settlement Amount”) equal to (and without any interest thereon) the excess, if any, of (x) the Fair Market Value of a Common Share on the vesting date over (y) the applicable grant price. The Settlement Amount will be paid in the form of a lump-sum cash payment (net of applicable withholding taxes). Upon settlement of such bonus rights, the corresponding number of bonus rights credited to the participant’s bonus right account will be cancelled and the participant will have no further rights, title or interest with respect thereto.

The Bonus Rights Plan is not subject to shareholder approval.

Legacy Compensation Plan

Prior to the completion of the Company’s qualifying transaction on March 18, 2021 (the “Qualifying Transaction”), the Company’s subsidiary, Alpha Cognition Canada Inc. (“Alpha Canada”), issued performance shares to certain officers and employees of Alpha Canada in lieu of salaries, with vesting subject to performance milestones, pursuant to Alpha Canada’s security compensation plan (the “Legacy Compensation Plan”). Upon completion of the Qualifying Transaction each performance share of Alpha Canada issued pursuant to the Legacy Compensation Plan was assumed by the Company and issued as a performance share of the Company (the “Performance Shares”) with the same exercise price and term to expiry as the Alpha Canada performance shares so assumed.

On September 2, 2020, Alpha Canada declared the Legacy Compensation Plan closed to new grants. The Performance Shares continue to be governed by the Legacy Compensation Plan, including any vesting terms of the Performance Shares.

The following is a summary of the material terms of the Legacy Compensation Plan and the vesting provisions of the Performance Shares:

Administration. The Legacy Compensation Plan is administered by the board of directors of Alpha Canada, who, subject to the provisions of the Legacy Compensation Plan, may establish from time to time such rules and regulations, make such determinations and to take such steps in connection with the Legacy Compensation Plan as in the opinion of the board of directors of Alpha Canada are necessary or desirable for the proper administration of the Legacy Compensation Plan. No further grants may be made pursuant to the Legacy Compensation Plan.

Transferability. The Performance Shares are non-assignable and non-transferable.

Termination. Each Performance Share granted pursuant to the Legacy Compensation Plan will expire automatically on the earlier of:

(a)	the date on which such Performance Share is exercised;

(b)	the expiry date of such Performance Share as determined by the board of directors;

(c)	subject to sub-paragraph (f), after one year, or such longer period as the board of directors of Alpha Canada may determine from time to time, from the date on which the recipient of the Performance Share is no longer a director of Alpha Canada or an affiliate of Alpha Canada;

(d)	the date not less than 90 days nor more than one year, as is determined by the board of directors of Alpha Canada at the time the Performance Share is granted, from the date of retirement or termination of employment, other than for just cause, of a holder who is an employee, officer or consultant of Alpha Canada or an affiliate of Alpha Canada, and provided further that the agreement respecting such Performance Share:

(i)	may permit the holder to apply to the board of directors of Alpha Canada, at any time during the term of the Performance Share and prior to expiry, to extend the expiry date up to but not beyond one year following the date of retirement or termination; and

(ii)	may further provide for a longer term as determined by the board of directors of Alpha Canada at the time of the grant, where the retirement or termination occurs within such period of time following a change of control as is determined by the board of directors of Alpha Canada in each case, provided that such change of control period shall not extend beyond one year following the date of retirement or termination;

(e)	where the holder’s position as an employee, officer, consultant or director of Alpha Canada or an affiliate of Alpha Canada is removed or terminated for just cause, the date of such termination for just cause; or

(f)	where the holder ceases to be an employee, officer, consultant or director of Alpha Canada by reason of the death or disability of such holder, one year following the date of the death or the date of termination by reason of disability of such holder.

Vesting. An aggregate of 187,042 Performance Shares remain subject to vesting.

Any unvested Performance Shares will vest in the percentages identified in the September 1, 2018, and June 1 2019 Option Grant Scaling formulas in the event the Company experiences a Value Transaction defined as a M&A, financing transaction or alternatively a sale or license of the Company’s assets. For example, 100% of the unvested Performance Shares would vest if the actual or implied value of the transaction was $130 million or greater.

Notwithstanding the above, any unvested Performance Shares will immediately vest in full upon a change of control, being an occurrence when either a person becomes a control person, or a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Board. In addition, any unvested Performance Shares will immediately vest in full upon termination of the Performance Shares by Alpha Canada without just cause or by the optionee with good reason.

Employment, consulting and management agreements

Other than disclosed herein, the Company does not have any agreement or arrangement under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to the Company that were performed by a director or NEO.

Current employment, consulting and management agreements

The Company, through its subsidiary Alpha Cognition (USA), Inc., entered into an employment agreement dated February 22, 2021, as amended on March 28, 2022, with Michael McFadden, pursuant to which the Company retained Mr. McFadden to act as CEO of the Company effective as of April 12, 2021. Mr. McFadden was also appointed as a director of the Company effective as of March 28, 2022. Pursuant to the agreement, the Company agreed to pay Mr. McFadden an annual base salary of $500,000 and to grant Mr. McFadden an equity interest in the Company based on the value of the Company on a sale or merger, or a listing on the Nasdaq exchange. Mr. McFadden is also entitled to an annual bonus based on achievement of certain milestones, up to a maximum of 50% of his base salary. The agreement may be terminated by either party at any time, for any reason. In the event the agreement is terminated by the Company for any reason other than cause, or by Mr. McFadden for good reason, Mr. McFadden will be entitled to receive his base compensation through to the date of termination, together with severance of six months of base compensation, plus three months of half of base compensation, plus three months of one quarter of base compensation, plus the average of actual performance bonuses paid over the last two years. Mr. McFadden will be entitled to keep options which have vested, however any unvested options would be forfeited. Pursuant to the agreement, in the event of a change of control, Mr. McFadden will receive: a) a cash payment equal to his annual base salary; b) a full bonus payable in cash immediately, irrespective of whether targets have been met; and c) continuation of healthcare benefits for twelve months from date of the change of control event.

The Company, through its subsidiary Alpha Cognition (USA), Inc., entered into an employment agreement dated April 11, 2022, as amended on June 15, 2022, with Don Kalkofen, pursuant to which the Company retained Mr. Kalkofen to act as CFO of the Company effective as of April 11, 2022. Pursuant to the agreement, the Company agreed to pay Mr. Kalkofen an annual base salary of $420,000 and Mr. Kalkofen was granted 22,500 options. In the event the agreement is terminated by the Company for any reason other than cause, or by Mr. Kalkofen for good reason, Mr. Kalkofen will be entitled to receive his base compensation through to the date of termination. Mr. Kalkofen will be entitled to keep options which have vested, however any unvested options would be forfeited. Pursuant to the agreement, in the event of a change of control, Mr. Kalkofen will receive: a) a cash payment equal to his annual base salary; b) a cash bonus equal to 50% of his annual base salary; and c) continuation of healthcare benefits for twelve months from date of change of control event.

The Company entered into an employment agreement with Lauren D’Angelo pursuant to which the Company retained Ms. D’Angelo to act as the Chief Commercial Officer effective as of May 4, 2021. Ms. D’Angelo was promoted to Chief Operating Officer as of September 28, 2023. Pursuant to the agreement, the Company agreed to pay Ms. D’Angelo an annual base salary which is currently $420,000 and Ms. D’Angelo is entitled to an annual bonus based on criteria established by the CEO and approved by the Board, with the target bonus to be 50% of base salary. Ms. D’Angelo is also entitled to receive options. The agreement may be terminated by either party at any time, for any reason, with or without advance notice or cause. Pursuant to the agreement, in the event of a change of control, Ms. D’Angelo will receive: a) a cash payment equal to the annual base salary; b) a full bonus payable in cash immediately, irrespective of whether targets have been met; and c) continuation of healthcare benefits for twelve months from date of change of control event

The Company, through its subsidiary, Alpha Cognition Canada Inc. (formerly Neurodyn Cognition Inc.), entered into a consulting agreement dated September 1, 2018 with CMI Cornerstone Management Corporation, a company beneficially owned and controlled by Kenneth Cawkell, pursuant to which the Company retained Mr. Cawkell as CEO. Mr. Cawkell resigned as the CEO on April 12, 2021 and is now the Corporate Secretary and remains a director of the Company. Pursuant to the agreement, Mr. Cawkell received monthly payments of US$15,000. On June 1, 2019, the Company amended the agreement to increase the monthly fees to US$18,000. Included in the agreement is a provision for a termination payment equal to the greater of (i) US$432,000 less any fees previously paid under the agreement between June 1, 2019, and the date of termination or (ii) US$54,000. On September 1, 2022, the Company amended the agreement to decrease the monthly fees to US$9,000. On April 30, 2023, the Company amended the agreement to an hourly fee of US$400 for services rendered. The amendment included a payment of US$54,000 for the termination fee.

Terminated employment, consulting and management agreements

The Company, through its subsidiary, Alpha Cognition Canada Inc. (formerly Alpha Cognition Inc.), entered into a services agreement dated August 5, 2020, as amended on October 5, 2020 and December 15, 2020, with Seatrend Strategy Group (“Seatrend”), a company beneficially owned and controlled by Jeremy Wright, pursuant to which the Company retained Mr. Wright to provide Chief Financial Officer services to the Company. Mr. Wright ceased to act as the CFO of the Company effective as of April 11, 2022 and the agreement was terminated. Pursuant to the agreement, the Company agreed to pay to Seatrend an initial engagement fee of C$100,000 and a monthly retainer of C$15,000 thereafter. Seatrend agreed to subscribe to the Company’s next available equity offering for the amount of the initial engagement fee. The Company could terminate the agreement by providing 30 days’ written notice to Seatrend and, if the agreement was terminated within the first 12 months, the Company would pay six months of Seatrend’s monthly fee to Seatrend. Seatrend could terminate the agreement by providing written notice, and the agreement would terminate immediately. All fees incurred prior to Seatrend providing written notice to the Company would become due at the time written notice of termination was provided to the Company.

The Company, through its subsidiary Alpha Cognition (USA), Inc., entered into an employment agreement dated November 15, 2021, as amended on June 14, 2022, with Cedric O’Gorman, pursuant to which the Company retained Mr. O’Gorman to act as Chief Medical Officer of the Company. Pursuant to the agreement, the Company agreed to pay Mr. O’Gorman an annual salary of US$$400,000 and Mr. O’Gorman was eligible for cash bonuses and additional compensation, subject to Board approval. Mr. O’Gorman ceased to act as the Chief Medical Officer of the Company effective as of January 1, 2023 and the agreement was terminated.

The Company, through its subsidiary, Alpha Cognition Canada Inc. (formerly Neurodyn Cognition Inc.), entered into a consulting agreement dated September 1, 2018, as amended June 1, 2019, with Clearway Global LLC, a company beneficially owned and controlled by Fred Sancilio, pursuant to which the Company retained Mr. Sancilio as a consultant. Mr. Sancilio acted as a director and the President of the Company until December 22, 2021. Pursuant to the agreement, the Company agreed to pay Mr. Sancilio US$20,000 per month. Mr. Sancilio also received 3,000,000 Performance Shares, subject to performance-based vesting. Effective as of December 22, 2021 the agreement with Mr. Sancilio was terminated and Mr. Sancilio ceased to act as a director and the President of the Company. The agreement was replaced by a consulting agreement dated December 22, 2021 which increased Mr. Sancilio’s monthly payments to US$24,166, payable through December 31, 2022.

The Company, through its subsidiary, Alpha Cognition Canada Inc. (formerly Neurodyn Cognition Inc.), entered into a consulting agreement dated September 1, 2018, as amended on June 1, 2019 and further amended on August 15, 2022, with 9177-5866 Quebec Inc., a company beneficially owned and controlled by Denis Kay, pursuant to which the Company retained Mr. Kay as Chief Scientific Officer. Pursuant to the agreement, the Company agreed to pay Mr. Kay US$7,500 per month and granted 2,500,000 Performance Shares, subject to performance-based vesting criteria. If a change of control or significant financing was initiated prior to December 31, 2022, Mr. Kay would receive a one-time payment equal to number of months worked subsequent to August 15, 2022 multiplied by $7,500. Mr. Kay may terminate the agreement at any time upon material breach or default of any term of the agreement by the Company. In such circumstances the Company shall pay Mr. Kay US$45,000, and all Performance Shares shall immediately vest and be valid for their full term. Mr. Kay may terminate the agreement any other time, effective 90 days from the delivery of written notice. The Company may terminate the agreement at any time with cause. The Company may terminate the agreement at any time without cause by giving Mr. Kay 30 days’ written notice, paying US$45,000, and causing all Mr. Kay’s Performance Shares to immediately vest and be valid for the full term of such Performance Shares. Pursuant to the agreement, if a change of control occurs, or if a significant financing is initiated prior to December 31, 2022, Mr. Kay will receive a one-time payment equal to the number of months worked subsequent to August 15, 2022 multiplied by US$7,500.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the Company’s most recently completed financial year (ended December 31, 2023) with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	20,672,207(2)	US$0.17	7,702,898
Equity compensation plans not approved by securityholders	6,821,057(3)	US$0.01	0
Total	27,493,264	US$0.13	7,702,898

Notes:

(1)	The exercise price for some options and Performance Shares is expressed in United States dollars.
(2)	4,450,808 2022 Options were issued pursuant to the 2022 Plan. The 2022 Plan is closed to new grants.
(3)	6,641,057 Performance Shares were issued pursuant to the Legacy Compensation Plan. The Legacy Compensation Plan is closed to new grants.

See “Statement of Executive Compensation – Other Compensation Securities – 2023 Stock Option Plan” for a summary of the material features of the 2023 Plan, “Statement of Executive Compensation – Other Compensation Securities – 2022 Stock Option Plan” for a summary of the material features of the 2022 Plan, and “Statement of Executive Compensation – Other Compensation Securities – Legacy Compensation Plan” for a summary of the material features of the Legacy Compensation Plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers, employees, proposed nominees for election as directors and their associates, or any former executive officers, directors and employees of the Company or any of its subsidiaries, is, as at the date of this Information Circular, or has been at any time during the most recently completed financial year, indebted to the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Since the commencement of the Company’s most recently completed financial year, no informed person (a director, officer or holder of 10% or more of the Common Shares) or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction that has materially affected or would materially affect the Company or any of its subsidiaries.

In March 2015, the Company issued a promissory note of US$1,400,000 (the “Promissory Note”) to Neurodyn Life Sciences Inc. (“Neurodyn”), a former related party through common shareholders and management. As at December 31, 2022, the principal balance owing on the Promissory Note was US$1,211,463. On March 1, 2023, Alpha Canada and Neurodyn agreed to a first amendment to the Promissory Note pursuant to which the interest rate was increased from 2% to 5.5% and the maturity date was extended from December 31, 2022 to July 15, 2024. The first amendment also incorporated the Company as a party to the ALPHA-1062 license agreement and added clarity to certain terms and definitions. On April 1, 2024, the Company and Neurodyn agreed to a second amendment to the promissory note pursuant to which the interest rate was increased from 5.5% to 7% and the maturity date was extended from July 2024 to July 2025. Additionally, US$300,000 is due on December 31, 2024, with the remaining principal balance due at maturity.

MANAGEMENT CONTRACTS

Management functions of the Company or any of its subsidiaries are not to any substantial degree performed by anyone other than by the directors or executive officers of the Company or the Company’s subsidiaries. See “Employment Consulting and Management Agreements” above.

STATEMENT OF CORPORATE GOVERNANCE

Corporate Governance

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of management who are appointed by the Board and charged with the day to day management of the Company. The Canadian Securities Administrators (“CSA”) have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure by the Company of its corporate governance practices. This disclosure is presented below.

Board of Directors

The composition of the Board currently consists of the following six members: Michael McFadden, Len Mertz, John Havens, Phillip Mertz, Kenneth Cawkell and Rajeev ‘Rob’ Bakshi. It is proposed that all six individuals will be nominated for election at the Meeting.

There are four members of the Board, Len Mertz, John Havens, Phillip Mertz, and Rajeev ‘Rob’ Bakshi, who are considered to be independent for purposes of membership on the Board. For this purpose, a director is independent if he has no direct or indirect “material relationship” with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. Of the proposed nominees, Michael McFadden (CEO) and Kenneth Cawkell (Corporate Secretary) are considered to be non-independent directors.

Directorships

The following table sets forth the directors of the Company who are directors of other reporting issuers as at August 21, 2024:

Name	Name of other reporting issuer
Kenneth Cawkell	Well Health Technologies Corp. Westmont Minerals Inc. Portofino Resources Inc.

Orientation and Continuing Education

Management of the Company takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies which may affect the directors, officers, committee members and the Company as a whole. The Company continually reviews the latest securities rules and policies and is on the mailing list of the CSE to receive updates to any of those policies. Any such changes or new requirements are then brought to the attention of the Company’s directors either by way of director or committee meetings or circulated in a memorandum.

The Company has adopted written corporate governance guidelines to support continuing education opportunities for all directors. The Company’s governance and nominating committee (the “Governance and Nominating Committee”) is comprised of two directors of the Company, John Havens (Chair) and Len Mertz, and is also responsible for determining appropriate orientation and education programs for new Board members. The corporate governance guidelines adopted by the Company also include the following written policies and charters:

●	Code of Business Conduct and Ethics;
●	Insider Trading Policy;
●	Disclosure Policy;
●	Governance and Nominating Committee Charter;
●	Audit Committee Charter; and
●	Compensation Committee Charter.

Copies of the Code of Business Conduct and Ethics, Governance and Nominating Committee Charter, Audit Committee Charter, Disclosure Policy and Compensation Committee Charter are available on the Company’s website.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company. Pursuant to corporate legislation, a director is required to act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, and disclose to the Board the nature and extent of any interest of the director in any material contract or material transaction, whether made or proposed, if the director is a party to the contract or transaction, is a director or officer (or an individual acting in a similar capacity) of a party to the contract or transaction or has a material interest in a party to the contract or transaction. The director must then abstain from voting on the contract or transaction unless the contract or transaction (i) relates primarily to their remuneration as a director, officer, employee or agent of the Company or an affiliate of the Company, (ii) is for indemnity or insurance for the benefit of the director in connection with the Company, or (iii) is with an affiliate of the Company. If the director abstains from voting after disclosure of their interest, the directors approve the contract or transaction and the contract or transaction was reasonable and fair to the Company at the time it was entered into, the contract or transaction is not invalid and the director is not accountable to the Company for any profit realized from the contract or transaction. Otherwise, the director must have acted honestly and in good faith, the contract or transaction must have been reasonable and fair to the Company and the contract or transaction be approved by the shareholders by a special resolution after receiving full disclosure of its terms in order for the director to avoid such liability or the contract or transaction being invalid.

Accordingly, the Company has adopted a written Code of Business Conduct and Ethics (the “Code”) to help the directors, officers and employees of the Company understand what is expected of them and to carry out their responsibilities. The Board has instructed its management and employees to abide by the Code and to bring any breaches of the Code to the attention of the Board.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience. The policy of our Governance and Nominating Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Governance and Nominating Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Governance and Nominating Committee may reasonably request. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent in writing to the Company’s executive offices, attention: Secretary.

Compensation

The Company’s compensation committee (the “Compensation Committee”) is comprised of two directors of the Company, Phillip Mertz (Chair), and Rob Bakshi. The Board has determined that Phillp Mertz and Rob Bakshi members of the Compensation Committee are “independent” within the meaning of Rule 5605 of the Nasdaq Listing Rules.

The Compensation Committee is responsible for determining the compensation for the directors and the executive officers. The Compensation Committee reviews the adequacy of remuneration for the executive officers by evaluating their performance in light of the Company’s goals and objectives, and by comparing it with other reporting issuers of similar size in the same industry. The Compensation Committee also periodically reviews the adequacy and form of directors’ compensation and recommends to the Board a compensation model that appropriately compensates directors for the responsibilities and risks involved with being a director and a member of one or more committees, as applicable. The Compensation Committee is also responsible for reviewing the executive compensation disclosure before the Company discloses this information publicly. The Compensation Committee is also responsible for: (i) ensuring that the mission and strategic direction of the Company is reviewed annually; (ii) ensuring that the Board and each of its committees carry out its functions in accordance with due process; (iii) assessing the effectiveness of the Board as a whole, each committee of the Board, and the contribution of each individual director; (iv) identifying, recruiting, endorsing, appointing, and orienting new directors; (v) reviewing and making compensation related recommendations and determinations regarding senior executives and directors; and (vi) the Company’s human resources and compensation policies and processes.

Board Committees

The Company has no other committees, other than the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Audit Committee Charter and additional disclosure related to the Audit Committee is attached hereto in Schedule “A”. Being a venture issuer with limited administration resources, the directors of the Company work closely with management, and each other, and as a consequence are in a position to assess the performance of the Board, its committee and individual directors on an ongoing basis.

Assessments

The Board annually, and at such other times as it deems appropriate, reviews the performance and effectiveness of the Board, the directors and its committees to determine whether changes in size, personnel or responsibilities are warranted. To assist in its review, the Board conducts informal surveys of its directors and receives reports from each committee respecting its own effectiveness. As part of the assessments, the Board or the individual committee may review their respective mandate or charter and conduct reviews of applicable corporate policies.

AUDIT COMMITTEE

Audit Committee Disclosure

Pursuant to Section 224(1) of the Business Corporations Act (British Columbia) and National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”) the Company is required to have an audit committee (the “Audit Committee”) comprised of not less than three directors, a majority of whom are not officers, control persons or employees of the Company or an affiliate of the Company. NI 52-110 requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth below.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by: (i) reviewing the financial reports and other financial information provided by the Company to regulatory authorities and Shareholders; (ii) reviewing the systems for internal corporate controls which have been established by the Board and management; and (iii) overseeing the Company’s financial reporting processes generally. In meeting these responsibilities, the Audit Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the Board. The Audit Committee is also mandated to review and approve all material related party transactions.

The Audit Committee’s Charter

The Company has adopted an Audit Committee Charter, a copy of which is attached hereto as Schedule “A”.

Composition of the Audit Committee

The Audit Committee consists of Len Mertz (Chair), Rajeev ‘Rob’ Bakshi, and John Havens. Each member of the Audit Committee is independent and considered to be financially literate, as defined by NI 52-110, in that they have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

The members of the Audit Committee are elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a chair is elected by the full Board, the members of the Audit Committee designate a chair by a majority vote of the full Audit Committee membership.

Relevant Education and Experience

All three current Audit Committee members have the ability to read and understand financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements and are therefore considered “financially literate”.

Len Mertz - Mr. Mertz began his career as a certified public accountant obtaining his BBA in Finance with highest honors and his Masters in Professional Accounting from the University of Texas at Austin. Since 1980, Mr. Mertz has been a co-founding partner at Mayne & Mertz, Inc., an oil and gas exploration and production company with offices in Texas. Mr. Mertz is an experienced board member with investments in several early-stage healthcare and biotech companies including Triumvira Immunologics, Photodynamic. He currently serves as Chairman of Shannon West Texas Memorial Hospital and as a director of the First National Bank of Mertzon and an honorary director of The Texas & Southwestern Cattle Raisers Association. Mr. Mertz previously served as Chairman for the Tucker Foundation and PeraHealth, Inc.

John Havens - Since 1978, Mr. Havens has been the President of Seismic Exchange, Inc. Mr. Havens also has a long history as an entrepreneur as both a founder and significant investor in various industries, with a focus on growth through vertical integration and strategic acquisitions. He has served as Vice Chairman/Board Member of the Houston Astros and as an active member of numerous other business and community boards. Mr. Havens’ experience working with various public companies in a number of different roles has provided him with an understanding of the accounting principles used by the Company to prepare its financial statements, including the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions. Mr. Havens’ experience allows him to analyze and evaluate the Company’s financial statements and understand the internal controls and procedures for financial reporting.

Rajeev ‘Rob’ Bakshi - Mr. Bakshi was the co-founder of technology company, Silent Witness Enterprises Ltd., which was listed on the TSX and NASDAQ. He oversaw the Company’s growth strategy before being sold to Honeywell for approximately $90 million in 2003. Since then, he has been involved with industrial land development, building a Convention Centre in Calgary and other strategic investments. In 2009, Mr. Bakshi began working with a South Korean company to establish Apivio Systems Inc. He led the strategy to turn the business into a Canadian company, putting together an independent board of directors, financing, and corporate governance in his capacity of Executive Chairman. In 2013, he was appointed CEO and was responsible for taking the Company public. Apivio Systems Inc. was acquired by Nuri Telecom Company in an all-cash transaction in the spring of 2017.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions contained in sections 2.4, 6.1.1(4), 6.1.1(5), 6.1.1(6) or Part 8 of NI 52-110. Section 2.4 provides an exemption from the requirement that the Audit Committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 6.1.1(4), (5) and (6) provide exemptions in certain circumstances from the requirement that a majority of the members of the Audit Committee must not be executive officers, employees or control persons of the venture issuer. Part 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of NI 52-110, in whole or in part.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Board, and where applicable the Audit Committee, on a case-by-case basis.

External Auditor Service Fees

The aggregate fees billed to the Company for the last two (2) fiscal years noted below by Manning Elliott LLP, the Company’s auditor, are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
December 31, 2023	$175,000	$92,500	Nil	Nil
December 31, 2022	$110,000	$124,975	Nil	Nil

Notes:

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation. Above Audit Related Fees primarily related to review and audit of Financial Statements prepared under Generally Accepted Accounting Principles and fees related to reviewing financials included in drafted US SEC filings.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.

Exemption

The Company is relying on the exemption provided by section 6.1 of NI 52-110 which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

ADDITIONAL INFORMATION

Additional information relating to the Company is available under their SEDAR+ profile at www.sedarplus.com.

Financial information is provided in the Company’s comparative annual audited financial statements and management’s discussion and analysis for its most recently completed financial year, and will be available online at www.sedarplus.com. Shareholders may request additional copies by mail to Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8.

DIRECTORS’ APPROVAL

The contents and the sending of the accompanying notice of Meeting and this Information Circular have been approved by the Board.

DATED at Vancouver, British Columbia, this 21st day of August, 2024.

ON BEHALF OF THE BOARD OF DIRECTORS

“Michael McFadden”
CEO & Director

Schedule “A”

The Audit Committee Charter

1.	Purposes and Responsibilities

The Audit Committee (the “Committee”) shall assist the Board in fulfilling its responsibility for oversight of the Company’s financial accounting and reporting, the system of internal controls established by management, and the adequacy of internal and independent auditing relative to these activities.

2.	Authority to Retain Experts

The Committee shall have the authority to retain outside counsel or other experts as necessary to assist the Committee in fulfilling its responsibilities.  The Company will provide adequate funding, as determined by the Committee, to pay such outside counsel or other experts and cover all other costs of the Committee in fulfilling its responsibilities hereunder.

3.	Reporting

The Committee shall report to the Board.

4.	Appointment and Composition

The Committee and its Chair shall be appointed by the Board. The Chair shall be a member of the Committee.

The Committee shall consist of at least three directors, a majority of whom must not be executive officers, employees or control persons of the Company or of an affiliate of the Company. At all times while the Company has listed its common shares on the Nasdaq Stock Market, the Committee shall consist of at least three directors, all of whom are independent (as that term is used in National Instrument 52-110, Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the United States Securities and Exchange Commission and the listing rules of the Nasdaq Stock Market), that is, who are independent of management and are free from any interest and any business or other relationship which could, or might reasonably be perceived to, materially interfere with their ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.

Each of the members of the Committee shall have a working familiarity with basic finance and accounting practices, and shall have experience with reviewing and approving public company financial statements, either as part of management or as a member of a public company’s audit committee. Each member of the members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

At least one member of the Committee shall have accounting or related financial management expertise sufficient to be considered a “financial expert” under Item 407(d)(5) of Regulation S-K under the Exchange Act and “financially sophisticated” under the listing standards of the Nasdaq Stock Market.

5.	Duties

The Committee shall:

a)	Provide for an open avenue of communications between the independent auditors, management and the Board and, at least once annually, meet with the independent auditors independently of management.

b)	Review the qualifications and evaluate the performance of the independent auditors and be directly responsible for the compensation, retention and oversight of the independent auditors. The independent auditors shall be ultimately accountable to the Board and the Committee, as representatives of the shareholders.

c)	Inquire as to the independence of the external auditors and obtain, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1 – Independence Discussions with Audit Committees and under any applicable rules of the Public Company Accounting Oversight Board and discuss with the auditors any relationships that may impact the auditor’s independence.

d)	Review and approve the independent auditors’ annual engagement letter.

e)	Review with the independent auditors (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the independent auditors or management believe special attention should be directed, (2) the results of their audit, including their letter of recommendations for management (3) their evaluation of the adequacy of the Company’s system of internal controls, (4) significant areas of disagreement, if any, with management (5) cooperation received from management in the conduct of the audit and (6) significant accounting, reporting, regulatory or industry developments affecting the Company.

f)	Discuss with management and the independent auditors any issues regarding significant business risks or exposures and assess the steps management has taken to minimize such risk.

g)	Review with management and the independent auditors the Company’s unaudited quarterly financial statements and the Company’s audited annual financial statements and make a recommendation to the Board as to approval thereof.

h)	In reviewing the quarterly and annual financial statements, include a review of estimates, reserves, accruals, write downs, judgmental areas, audit adjustments, difficulties encountered in performing any audit, and such other review as may be appropriate.

i)	Review and satisfy itself on behalf of the Board with respect to the Company’s internal control over financial reporting and information systems.

j)	Review and pre-approve any non-audit services to be provided by the external auditors’ firm and consider the impact on the independence of the auditors; between scheduled meetings, the Chair is authorized to approve all audit related services and non-audit services provided by the external auditors for individual engagements with estimated fees of $25,000 and under; and shall report all such approvals to the Committee at its next scheduled meeting.

k)	Review and approve all related-party transactions of the Company.

l)	Review, at least annually, and more frequently if necessary, the Company’s policies for risk assessment and risk management (the identification, monitoring, and mitigation of risks).

m)	Inquire of management and the independent auditor about significant business, political, financial and control risks or exposure to such risk.

n)	Request the external auditor’s opinion of management’s assessment of significant risks facing the Company and how effectively they are being managed or controlled.

o)	Assess the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board.

p)	Perform such other functions as assigned by law, the Company’s bylaws or as the Board deems necessary and appropriate.

6.	Committee Meetings and Board Reporting

Meetings will be held as required, but not less than quarterly.  Minutes will be recorded and reports of committee meetings will be presented at the next regularly scheduled Board meeting.

7.	Committee Charter Review and Approval

This Audit Committee Charter shall be reviewed, reassessed and approved by the Board annually.

8.	Whistleblower Policy

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, or other matters of concern, related to the policies of the Company as set out in the attached Schedule A.

SCHEDULE “A”

To the Audit Committee Charter

Procedures for the Submission of Complaints or Concerns Regarding

Accounting, Internal Accounting Controls, Auditing Matters

The Audit Committee of the Board of Directors of ALPHA COGNITION INC. (the “Company”) has established procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by employees of the Company and others, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.

In accordance with National Instrument 52-110, the Audit Committee has adopted the following procedures:

1. The Company shall promptly forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns (the “concern”) regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, or other matters of concern, related to the policies of the Company. All such concerns shall be set forth in writing and forwarded in a sealed envelope to the Chairman of the Audit Committee, in care of the Company’s Chairman at:

ALPHA COGNITION INC.

c/o 1200-750 West Pender Street

Vancouver, BC V6C 2T8

Attention: Chairman of the Audit Committee

Email: info@alphacognition.com

If an employee would like to discuss the concern with a member of the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate.

3. Following the receipt of any concern submitted hereunder (the “submission”), the Audit Committee will investigate each matter so reported and take such steps, actions or institute such procedures as the Audit Committee deems appropriate.

4. The Audit Committee may enlist employees of the Company and/or outside legal, accounting, or other advisors, as appropriate, to conduct any investigation of the submission and such other outside advisors shall use reasonable efforts to protect the confidentiality and anonymity of the complainant.

5. The Board of Directors stands behind this policy and guarantees that no retaliation of any kind will be taken or permitted to be taken against employees with respect to any submission made in good faith.

6. The Audit Committee shall retain the submission and the documentation related thereto as part of the records of the Audit Committee.

AUDIT COMMITTEE

ALPHA COGNITION INC.